EXHIBIT 10.1



                                   AMENDMENT NO. 2
                                          TO
                                 EMPLOYMENT AGREEMENT


               This Amendment No. 2 to Employment Agreement is made as of the 1st day of November 1997, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Brent F. Heffron (the "Employee").

                                 W I T N E S S E T H:

               WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of January 1, 1997 as amended by Amendment No. 1 to Employment Agreement dated as of January 1, 1997 (as amended, the "Employment Agreement");

               WHEREAS, the Company has approved, effective January 1, 1998, an increase in the Employee's annual base salary to $275,000; and

               WHEREAS, the Company has approved, effective November 1, 1997, an increase in the Employee's maximum bonus to $200,000.

               NOW THEREFORE, the Company and the Employee agree as follows:

               Article II Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    1. Salary.  A salary ("Base  Salary")  at the rate
               of $200,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid. Beginning January 1, 1998, the Base Salary shall be increased to $275,000 per Fiscal Year.

               Article II Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    2. Bonus.  For the Fiscal  Year beginning November
               1, 1996 and ending October 31, 1997, the Employee shall be eligible to receive a bonus (the "Bonus") of up to $150,000. For the period beginning November 1, 1997, the maximum Bonus shall be increased to $200,000 per Fiscal Year. Such Bonus shall be comprised of two elements, the quantitative element and the qualitative element:

                         (a) The quantitative element shall be equal to 75% of the maximum Bonus and shall be based on the attainment of certain goals to be established by the Company's Compensation Committee and Employee.

                         (b) The qualitative element shall be 25% of the maximum Bonus and shall be awarded at the discretion of the President. The President and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

                    The Bonus shall be paid in cash no  later  than 30
               days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                          STEWART ENTERPRISES, INC.


                                          By:  /S/ James W. McFarland
                                              --------------------------------
                                               James W. McFarland
                                               Compensation Committee Chairman


                                          EMPLOYEE:

                                                /s/ Brent F. Heffron
                                               --------------------------------
                                                     Brent F. Heffron